Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2012

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands

ABIG Holding de Espana, S.L.	Spain

ALOC Holdings ULC	Canada

American Bankers Dominicana, S.A.	Dominican Republic

American Bankers General Agency, Inc.	Texas

American Bankers Insurance Company of Florida	Florida

American Bankers Insurance Group, Inc.	Florida

American Bankers Life Assurance Company of Florida	Florida

American Bankers Management Company, Inc	Florida

American Memorial Life Insurance Company	South Dakota

American Reliable Insurance Company	Arizona

American Security Insurance Company	Delaware

Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina

Assurant Chile Compañia de Seguros Generales S.A.	Chile

Assurant Consulting Company, Limited.	China

Assurant Danos Mexico S.A.	Mexico

Assurant Deutschland GmbH	Germany

Assurant Direct Limited	United Kingdom

Assurant General Insurance Limited	United Kingdom

Assurant Group, Limited	United Kingdom

Assurant Holding de Puerto Rico, Inc.	Puerto Rico

Assurant Intermediary Ltd.	United Kingdom

Assurant International Division Limited	Malta

Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy

Assurant Life Limited	United Kingdom

Assurant Life of Canada	Canada

Assurant Payment Services, Inc.	Florida

Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos

Assurant Seguradora S.A.	Brazil

Assurant Service Protection, Inc.	Oklahoma

Assurant Services (UK) Limited	United Kingdom

Assurant Services Argentina, S.A.	Argentina

Assurant Services Brazil, Limitada	Brazil

Assurant Services Canada, Inc.	Canada

Assurant Services de Chile, SpA	Chile

Assurant Services Italia s.r.l.	Italy

Assurant Services Limited	Ireland

Assurant Services of Puerto Rico, Inc.	Puerto Rico

Assurant Servicios de Mexico, S.A. de CV	Mexico

Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico

Assurant Solutions Spain, S.A.	Spain

Assurant Vida Mexico S.A.	Mexico

Bankers Atlantic Reinsurance Company	Turks & Caicos

Caribbean American Life Assurance Company	Puerto Rico

Caribbean American Property Insurance Company	Puerto Rico

Subsidiary Name	State or Country of Organization
Consumer Assist Network Association, Inc.	Delaware

CWork Financial Management LLC	Delaware

CWork Solutions, LP	Pennsylvania

Dental Health Alliance, LLC	Delaware

Denticare of Alabama, Inc.	Alabama

Disability Reinsurance Management Services, Inc.	Delaware

Family Considerations, Inc.	Georgia

FamilySide, Inc.	Canada

Federal Warranty Service Corporation	Illinois

Florida Office Corp.	Delaware

GP Legacy Place, Inc.	Delaware

Guardian Investment Services, Inc.	Florida

Guardian Travel, Inc.	Florida

Insureco Agency & Insurance Services, Inc. (CA)	California

Insureco, Inc.	California

Interfinancial Inc.	Georgia

International Financial Group, Inc.	Texas

John Alden Financial Corporation	Delaware

John Alden Life Insurance Company	Wisconsin

Mortgage Group Reinsurance, Ltd.	Bermuda

MSDiversified Corp.	Mississippi

National Insurance Agency	Florida

National Insurance Institute, LLC	Wisconsin

North Star Marketing Corporation	Ohio

NSM Sales Corporation	Nevada

Protection Holding Cayman	Cayman Islands

Reliable Lloyds Insurance Company	Texas

Rolim Consult S.A.	Brazil

Service Delivery Advantage, LLC	Illinois

Signal Financial Management LLC	Delaware

Signal GP LLC	Delaware

Signal Holdings LLC	Pennsylvania

Signal Northwest LLC	Delaware

Solidify Software, LLC	Kansas

Solutions Cayman	Cayman Islands

Solutions Holdings	Cayman Islands

Standard Guaranty Insurance Company	Delaware

Sureway, Inc.	Delaware

TeleCom Re, Inc.	Florida

The Signal LP	Pennsylvania

Time Insurance Company	Wisconsin

TrackSure Insurance Agency, Inc.	California

TS Holdings, Inc.	Delaware

U.S. Insurance Services, Inc.	Florida

UDC Dental California, Inc.	California

UDC Ohio, Inc.	Ohio

Union Security DentalCare of Georgia, Inc.	Georgia

Subsidiary Name	State or Country of Organization
Union Security DentalCare of New Jersey, Inc.	New Jersey

Union Security Insurance Company	Kansas

Union Security Life Insurance Company of New York	New York

United Dental Care of Arizona, Inc.	Arizona

United Dental Care of Colorado, Inc.	Colorado

United Dental Care of Michigan, Inc.	Michigan

United Dental Care of Missouri, Inc.	Missouri

United Dental Care of New Mexico, Inc.	New Mexico

United Dental Care of Texas, Inc.	Texas

United Dental Care of Utah, Inc.	Utah

United Service Protection Corporation	Delaware

United Service Protection, Inc.	Florida

Voyager Group, Inc.	Florida

Voyager Indemnity Insurance Company	Georgia

Voyager Service Warranties, Inc.	Florida